Exhibit 99.1

PennyMac Mortgage Investment Trust Reports

Fourth Quarter and Full-Year 2024 Results

WESTLAKE VILLAGE, Calif. – January 30, 2025 – PennyMac Mortgage Investment Trust (NYSE: PMT) today reported net income attributable to common shareholders of $36.1 million, or $0.41 per common share on a diluted basis for the fourth quarter of 2024, on net investment income of $107.9 million. PMT previously announced a cash dividend for the fourth quarter of 2024 of $0.40 per common share of beneficial interest, which was declared on December 13, 2024, and paid on January 24, 2025, to common shareholders of record as of December 27, 2024.

Fourth Quarter 2024 Highlights

Financial results:

•	Net income attributable to common shareholders of $36.1 million; annualized return on average common equity of 10%[1]

•	Results driven by strong levels of income excluding market driven value changes

•	Book value per common share increased to $15.87 at December 31, 2024, from $15.85 at September 30, 2024

Other investment highlights:

•	Investment activity driven by correspondent production volumes

•

Correspondent loan production volumes for PMT’s account totaled $3.5 billion in unpaid principal balance (UPB), down 41 percent from the prior quarter as a result of the sale of a large percentage of conventional loans to PennyMac Financial Services, Inc. (NYSE: PFSI), and up 41 percent from the fourth quarter of 2023 as a result of higher overall volumes

•	Resulted in the creation of $60 million in new mortgage servicing rights (MSRs)

[1]	Return on average common equity is calculated based on net income attributable to common shareholders as a percentage of monthly average common equity during the quarter

•	Closed two Agency-eligible investor loan securitizations with combined UPB of $822 million

•	Generated $52 million of net new investments in non-Agency subordinate bonds

Other highlights:

•	Renewed management and services agreement with PFSI for five years

Notable activity after quarter end

•	Closed an additional Agency eligible investor loan securitization with UPB of $341 million

•	Generated $21 million of net new investments in non-Agency subordinate bonds

Full-Year 2024 Highlights

Financial results:

•	Net income of $161.0 million, versus $199.7 million in 2023

•	Net income attributable to common shareholders of $119.2 million, versus $157.8 million in 2023; diluted earnings per share of $1.37 versus $1.63 in 2023

•	Dividends of $1.60 per common share

•	Book value per share decreased slightly from $16.13 to $15.87

•	Net investment income of $334.2 million, down from $429.0 million in 2023

•	Return on average common equity of 8%[2]

•	Issued $1.3 billion in term debt to address or refinance upcoming maturities

[2]	Return on average common equity is calculated based on net income attributable to common shareholders as a percentage of monthly average common equity during the year

“PMT produced strong results in the fourth quarter with a 10 percent annualized return on equity primarily driven by strong levels of income excluding market driven value changes and excellent performance across all three investment strategies,” said Chairman and CEO David Spector. “Importantly, the fourth quarter marked a return to organic creation of credit investments as we leveraged the strength of our correspondent production and securitization expertise to complete two securitizations of Agency-eligible investor loans and retained $52 million of net new credit subordinate bond investments. With a growing pipeline of loans available for private label securitization and strong investor demand, we expect similar levels of activity well into 2025, with the potential for increased activity and securitizations of other loan products as the origination market grows.”

Mr. Spector concluded, “While I am pleased with PMT’s performance in 2024, I am even more excited by the opportunity ahead. Given our expectations for PMT to be a consistent issuer and investor in private label securitizations alongside its seasoned portfolio of MSRs and CRT with strong underlying fundamentals, I am confident the company will continue to deliver attractive risk-adjusted returns in 2025 and beyond.”

The following table presents the contributions of PMT’s operating segments, consisting of Credit Sensitive Strategies, Interest Rate Sensitive Strategies, and Correspondent Production, as well as non-segment activities in our corporate operations:

Quarter ended December 31, 2024	Credit sensitive strategies	Interest rate sensitive strategies	Correspondent production	Reportable segment total	Corporate	Total
	(in thousands)
Net investment income:
Net loan servicing fees	$—	$207,421	$—	$207,421	$—	$207,421
Net gains on loans acquired for sale	—	—	26,387	26,387	—	26,387
Net gains (losses) on investments and financings
Mortgage-backed securities	(292)	(130,856)	—	(131,148)	—	(131,148)
Loans at fair value	(4,016)	4,957	—	941	—	941
CRT investments	24,552	—	—	24,552	—	24,552

	20,244	(125,899)	—	(105,655)	—	(105,655)
Net interest income:
Interest income	21,114	106,117	32,478	159,709	3,426	163,135
Interest expense	20,679	135,733	29,531	185,943	1,177	187,120

	435	(29,616)	2,947	(26,234)	2,249	(23,985)
Other	(282)	—	4,041	3,759	—	3,759

	20,397	51,906	33,375	105,678	2,249	107,927

Expenses:
Earned by PennyMac Financial Services, Inc.:
Loan servicing fees	19	20,467	—	20,486	—	20,486
Management fees	—	—	—	—	7,149	7,149
Loan fulfillment fees	—	—	6,356	6,356	—	6,356
Professional Services	—	—	3,508	3,508	2,533	6,041
Loan Collection and Liquidation	281	2,256	—	2,537	—	2,537
Compensation	—	—	—	—	997	997
Safekeeping	—	1,252	84	1,336	—	1,336
Mortgage Loan Origination Fees	—	—	914	914	—	914
Other Expenses	—	2,464	—	2,464	4,523	6,987

	300	26,439	10,862	37,601	15,202	52,803

Pretax income (loss)	$20,097	$25,467	$22,513	$68,077	$(12,953)	$55,124

Credit Sensitive Strategies Segment

The Credit Sensitive Strategies segment primarily includes results from PMT’s organically-created GSE CRT investments, opportunistic investments in other GSE CRT, investments in non-agency subordinate bonds from private-label securitizations of PMT’s production and legacy investments. Pretax income for the segment was $20.1 million on net investment income of $20.4 million, compared to pretax income of $26.4 million on net investment income of $26.5 million in the prior quarter.

Net gains on investments in the segment were $20.2 million, compared to $27.1 million in the prior quarter. These net gains include $24.6 million of gains on PMT’s organically-created GSE CRT investments, $0.3 million in losses on other acquired subordinate CRT mortgage-backed securities (MBS), and $4.0 million of losses on investments from non-agency subordinate bonds from PMT’s production.

Net gains on PMT’s organically-created CRT investments for the quarter were $24.6 million, compared to $20.8 million in the prior quarter. These net gains include $10.2 million in valuation-related gains, which reflected the impact of credit spread tightening in the fourth quarter. The prior quarter included $6.6 million of such gains. Net gains on PMT’s organically-created CRT investments also included $14.8 million in realized gains and carry, compared to $15.0 million in the prior quarter. Realized losses during the quarter were $0.5 million.

Net interest income for the segment totaled $0.4 million, compared to $0.5 million of net interest expense in the prior quarter. Interest income totaled $21.1 million, down slightly from $21.4 million in the prior quarter. Interest expense totaled $20.7 million, down from $21.9 million in the prior quarter.

Interest Rate Sensitive Strategies Segment

The Interest Rate Sensitive Strategies segment includes results from investments in MSRs, Agency MBS, non-Agency senior MBS and interest rate hedges. Pretax income for the segment was $25.5 million on net investment income of $51.9 million, compared to pretax income of $0.5 million on net investment income of $26.1 million in the prior quarter. The segment includes investments that typically have offsetting fair value exposures to changes in interest rates. For example, in a period with increasing interest rates, MSRs are expected to increase in fair value, whereas Agency pass-through and non-Agency senior MBS are expected to decrease in fair value.

The results in the Interest Rate Sensitive Strategies segment consist of net gains and losses on investments, net interest income and net loan servicing fees, as well as associated expenses.

Income from net loan servicing fees was $207.4 million, compared to losses of $85.1 million in the prior quarter. Net loan servicing fees included contractually specified servicing fees of $159.6 million and $4.9 million in other fees, reduced by $90.6 million in realization of MSR cash flows, which was down from $100.6 million in the prior quarter due to higher interest rates during the quarter. Net loan servicing fees also included $183.9 million in fair value gains on MSRs due to higher interest rates, $51.2 million in hedging losses, and $0.9 million of MSR recapture income. PMT’s hedging activities are intended to manage its net exposure across all interest rate sensitive strategies, which include MSRs, MBS and related tax impacts.

Net losses on investments for the segment were $125.9 million, which primarily consisted of losses on MBS due to higher interest rates.

The following schedule details net loan servicing fees:

	Quarter ended
	December 31, 2024	September 30, 2024	December 31, 2023

		(in thousands)
From non-affiliates:
Contractually specified	$159,553	$162,605	$162,916
Other fees	4,884	4,012	2,487
Effect of MSRs:
Change in fair value
Realization of cashflows	(90,612)	(100,612)	(87,729)
Market changes	183,879	(84,306)	(144,603)

	93,267	(184,918)	(232,332)
Hedging results	(51,209)	(67,220)	(11,191)

	42,058	(252,138)	(243,523)

Net servicing fees from non-affiliates	206,495	(85,521)	(78,120)
From PFSI—MSR recapture income	926	441	290

Net loan servicing fees	$207,421	$(85,080)	$(77,830)

Net interest expense for the segment was $29.6 million versus $8.4 million in the prior quarter. Interest income totaled $106.1 million, down from $128.5 million in the prior quarter primarily due to lower interest income on MBS and earnings on custodial balances. Interest expense totaled $135.7 million, down slightly from $136.9 million in the prior quarter.

Segment expenses were $26.4 million, up slightly from $25.6 million in the prior quarter.

Correspondent Production Segment

PMT acquires newly originated loans from correspondent sellers and typically sells or securitizes the loans, resulting in current-period income and additions to its investments in MSRs related to a portion of its production. PMT’s Correspondent Production segment generated pretax income of $22.5 million in the fourth quarter, up from $13.2 million in the prior quarter.

Through its correspondent production activities in the fourth quarter, PMT acquired a total of $28.1 billion in UPB of loans, up 9 percent from the prior quarter and 19 percent from the fourth quarter of 2023. Of total correspondent acquisitions, government-insured or guaranteed acquisitions totaled $11.0 billion, down 7 percent from the prior quarter, while conventional conforming and jumbo acquisitions totaled $17.1 billion, up 22 percent from the prior quarter. $3.5 billion of conventional conforming and jumbo volume was for PMT’s account, down 41 percent from the prior quarter due to PMT retaining a smaller percentage of conventional conforming correspondent loan production. PMT is expected to retain all jumbo production and 15 to 25 percent of total conventional conforming correspondent production in the first quarter of 2025, compared to 19 percent in the fourth quarter of 2024, as PMT continues to pursue investment opportunities in the private label securitization market. Interest rate lock commitments on conventional conforming and jumbo loans for PMT’s account totaled $3.2 billion, down 58 percent from the prior quarter.

Segment revenues were $33.4 million and included net gains on loans acquired for sale of $26.4 million, other income of $4.0 million, which primarily consists of volume-based origination fees, and net interest income of $2.9 million. Net gains on loans acquired for sale increased $6.3 million from the prior quarter, primarily due to increased demand for private label securitization and whole loan execution for investor loans during the quarter. Interest income was $32.5 million, up from $23.9 million in the prior quarter, and interest expense was $29.5 million, up from $24.3 million in the prior quarter, both due to higher inventory of loans held for sale at fair value.

Segment expenses were $10.9 million, down from $13.1 million in the prior quarter. The weighted average fulfillment fee rate in the fourth quarter was 18 basis points, down from 19 basis points in the prior quarter.

Under a renewed mortgage banking services agreement with PFSI, effective July 1, 2025, correspondent production volumes will initially be acquired by PFSI. PMT will retain the right to purchase up to 100 percent of non-government correspondent loan production.

Corporate

Corporate includes interest income from cash and short-term investments, management fees, and corporate expenses.

Corporate revenues were $2.3 million, up from $1.9 million in the prior quarter. Management fees were $7.1 million, and other expenses were $4.5 million.

Taxes

PMT recorded a provision for tax expense of $8.6 million, driven by income from correspondent production and gains on MSRs held in PMT’s taxable REIT subsidiary.

***

Management’s slide presentation and accompanying materials will be available in the Investor Relations section of the Company’s website at pmt.pennymac.com after the market closes on Thursday, January 30, 2025. Management will also host a conference call and live audio webcast at 6:00 p.m. Eastern Time to review the Company’s financial results. The webcast can be accessed at pmt.pennymac.com, and a replay will be available shortly after its conclusion.

Individuals who are unable to access the website but would like to receive a copy of the materials should contact the Company’s Investor Relations department at 818.224.7028.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets. PMT is externally managed by PNMAC Capital Management, LLC, a wholly-owned subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI). Additional information about PennyMac Mortgage Investment Trust is available at pmt.pennymac.com.

Media	Investors

Kristyn Clark	Kevin Chamberlain

mediarelations@pennymac.com	Isaac Garden

805.225.8224	investorrelations@pennymac.com

818.224.7028

“Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934”, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in interest rates; the Company’s ability to comply with various federal, state and local laws and regulations that govern its business; volatility in the Company’s industry, the debt or equity markets, the general economy or the real estate finance and real estate markets; events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets; changes in real estate values, housing prices and housing sales; changes in macroeconomic, consumer and real estate market conditions; the degree and nature of the Company’s competition; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in mortgage loans and mortgage-related assets that satisfy the Company’s investment objectives; the inherent difficulty in winning bids to acquire mortgage loans, and the Company’s success in doing so; the concentration of credit risks to which the Company is exposed; the Company’s dependence on its manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities; changes in personnel and lack of availability of qualified personnel at its manager, servicer or their affiliates; our ability to mitigate cybersecurity risks, cybersecurity incidents and technology disruptions; the development of artificial intelligence; the availability, terms and deployment of short-term and long-term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its financing and the interest rates and maturities of its assets; the timing and amount of cash flows, if any, from the Company’s investments; our substantial amount of indebtedness; the performance, financial condition and liquidity of borrowers; our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, including climate change and pandemics; the ability of the Company’s servicer, which also provides the Company with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of the Company’s customers and counterparties; the Company’s indemnification and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’s ownership and rights in the assets in which it invests; increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage-backed securities in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage-backed securities or relating to the Company’s mortgage servicing rights and other investments; risks associated with the discontinuation of LIBOR; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the effect of the accuracy of or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon the Company’s financial condition and results of operations; the Company’s ability to maintain appropriate internal control over financial reporting; the Company’s ability to detect misconduct and fraud; developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market; regulatory or other changes that impact government agencies or government-sponsored entities, or such changes that increase the cost of doing business with such agencies or entities; the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; changes in the Company’s investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject it to additional risks; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes; changes in governmental regulations, accounting treatment, tax rates and similar matters; the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2024	September 30, 2024	December 31, 2023

	(in thousands except share amounts)
ASSETS
Cash	$337,694	$344,358	$281,085
Short-term investments at fair value	103,198	102,787	128,338
Mortgage-backed securities at fair value	4,063,706	4,182,382	4,836,292
Loans acquired for sale at fair value	2,116,318	1,665,796	669,018
Loans at fair value	2,193,575	1,429,525	1,433,820
Derivative assets	56,840	81,844	177,984
Deposits securing credit risk transfer arrangements	1,110,708	1,135,447	1,209,498
Mortgage servicing rights at fair value	3,867,394	3,809,047	3,919,107
Servicing advances	105,037	71,124	206,151
Due from PennyMac Financial Services, Inc.	16,015	8,538	56
Other	438,221	224,806	252,538

Total assets	$14,408,706	$13,055,654	$13,113,887

LIABILITIES
Assets sold under agreements to repurchase	$6,500,938	$5,748,461	$5,624,558
Mortgage loan participation and sale agreements	11,593	28,790	—
Notes payable secured by credit risk transfer and mortgage servicing assets	2,929,790	2,830,108	2,910,605
Unsecured senior notes	605,860	814,915	600,458
Asset-backed financing of variable interest entities at fair value	2,040,375	1,334,797	1,336,731
Interest-only security payable at fair value	34,222	35,098	32,667
Derivative and credit risk transfer strip liabilities at fair value	7,351	16,151	51,381
Accounts payable and accrued liabilities	139,124	114,085	354,989
Due to PennyMac Financial Services, Inc.	30,206	32,603	29,262
Income taxes payable	163,861	155,544	190,003
Liability for losses under representations and warranties	6,886	8,315	26,143

Total liabilities	12,470,206	11,118,867	11,156,797

SHAREHOLDERS’ EQUITY
Preferred shares of beneficial interest	541,482	541,482	541,482
Common shares of beneficial interest—authorized, 500,000,000 common shares of $0.01 par value; issued and outstanding 86,860,960, 86,860,960 and 86,760,408 common shares, respectively	869	869	866
Additional paid-in capital	1,925,067	1,924,596	1,923,437
Accumulated deficit	(528,918)	(530,160)	(508,695)

Total shareholders’ equity	1,938,500	1,936,787	1,957,090

Total liabilities and shareholders’ equity	$14,408,706	$13,055,654	$13,113,887

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the Quarterly Periods Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Investment Income
Net loan servicing fees:
From nonaffiliates
Servicing fees	$164,437	$166,617	$165,403
Change in fair value of mortgage servicing rights	93,267	(184,918)	(232,332)
Hedging results	(51,209)	(67,220)	(11,191)

	206,495	(85,521)	(78,120)
From PennyMac Financial Services, Inc.	926	441	290

	207,421	(85,080)	(77,830)
Net gains on loans acquired for sale	26,387	20,059	15,380
Loan origination fees	3,986	6,640	3,004
Net (losses) gains on investments and financings	(105,655)	146,695	164,338
Interest income	163,135	176,734	165,278
Interest expense	187,120	184,171	185,523

Net interest expense	(23,985)	(7,437)	(20,245)
Other	(227)	(13)	127

Net investment income	107,927	80,864	84,774

Expenses
Earned by PennyMac Financial Services, Inc.:
Loan servicing fees	20,486	22,240	20,324
Management fees	7,149	7,153	7,252
Loan fulfillment fees	6,356	11,492	4,931
Professional services	6,041	2,614	2,084
Loan collection and liquidation	2,537	2,257	1,184
Safekeeping	1,336	1,174	1,059
Compensation	997	1,326	2,327
Loan origination	914	1,408	817
Other	6,987	4,666	4,476

Total expenses	52,803	54,330	44,454

Income before provision for (benefit from) income taxes	55,124	26,534	40,320
Provision for (benefit from) income taxes	8,589	(14,873)	(12,590)

Net income	46,535	41,407	52,910
Dividends on preferred shares	10,455	10,455	10,455

Net income attributable to common shareholders	$36,080	$30,952	$42,455

Earnings per common share
Basic	$0.41	$0.36	$0.49
Diluted	$0.41	$0.36	$0.44
Weighted average shares outstanding
Basic	86,861	86,861	86,659
Diluted	86,861	86,861	110,987

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Year ended December 31,
	2024	2023	2022
	(in thousands, except earnings per common share)
Net investment income
Net loan servicing fees:
From nonaffiliates
Contractually specified	$644,642	$659,438	$625,210
Other	14,722	17,008	26,041

	659,364	676,446	651,251
Change in fair value of mortgage servicing rights	(170,409)	(296,847)	449,435
Mortgage servicing rights hedging results	(226,608)	(92,775)	(204,879)

	262,347	286,824	895,807
From PennyMac Financial Services, Inc.	2,193	1,784	13,744

	264,540	288,608	909,551
Net gains on loans acquired for sale:
From nonaffiliates	65,055	32,695	20,724
From PennyMac Financial Services, Inc.	8,069	7,162	4,968

	73,124	39,857	25,692
Loan origination fees	15,085	18,231	52,085
Net gains (losses) on investments and financings	61,050	178,099	(658,787)
Net interest expense:
Interest income	635,263	639,907	383,794
Interest expense	714,659	735,968	410,420

Net interest expense	(79,396)	(96,061)	(26,626)
Results of real estate acquired in settlement of loans	(437)	(186)	496
Other	228	472	1,360

Net investment income	334,194	429,020	303,771

Expenses
Earned by PennyMac Financial Services, Inc.:
Loan servicing fees	83,252	81,347	81,915
Management fees	28,623	28,762	31,065
Loan fulfillment fees	26,291	27,826	67,991
Professional services	12,779	7,621	9,569
Loan collection and liquidation	6,834	4,562	5,396
Compensation	5,608	7,106	5,941
Safekeeping	4,403	3,766	8,201
Loan origination	3,328	4,602	12,036
Other	20,428	19,033	18,570

Total expenses	191,546	184,625	240,684

Income before (benefit from) provision for income taxes	142,648	244,395	63,087
(Benefit from) provision for income taxes	(18,336)	44,741	136,374

Net income (loss)	160,984	199,654	(73,287)
Dividends on preferred shares	41,819	41,819	41,819

Net income (loss) attributable to common shareholders	$119,165	$157,835	$(115,106)

Earnings (losses) per common share
Basic	$1.37	$1.80	$(1.26)
Diluted	$1.37	$1.63	$(1.26)
Weighted average common shares outstanding
Basic	86,815	87,372	91,434
Diluted	86,815	111,700	91,434